UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

Concert Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36310	20-4839882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue, Suite 3000N Lexington, MA	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 860-0045

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CNCE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Offering

On June 1, 2022, Concert Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Truist Securities, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering of 10,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). All of the Shares are being sold by the Company. The offering price of the Shares to the public is $4.75 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,500,000 shares of Common Stock at the public offering price less the underwriting discounts and commissions. The Company believes that the net proceeds from the offering, together with its existing cash, cash equivalents and investments and the $18.9 million that it expects to receive from the Exercise Commitments (as defined below), will enable the Company to fund its operating expenses and capital expenditure requirements into the second quarter of 2023, subject to certain assumptions, including clinical development plans.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The offering was made pursuant to a prospectus supplement dated June 1, 2022 and an accompanying base prospectus dated November 16, 2020 that form a part of the registration statement on Form S-3 (File No. 333-249862) that the Company filed with the Securities and Exchange Commission on November 5, 2020, which became effective on November 16, 2020. The closing of the offering is expected to take place on June 6, 2022, subject to customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Goodwin Procter LLP, counsel to the Company, relating to the legality of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 hereto.

Warrant Amendment Agreements

Concurrent with the offering, the Company entered into warrant amendment agreements with holders of tranche 1 warrants to purchase shares of its Series X1 Preferred Stock at an exercise price on a common stock equivalent basis of $5.34 per share that were issued in November 2021 (collectively, the “Tranche 1 Warrants”). Pursuant to such amendments, in consideration for such holders’ collective exercise of Tranche 1 Warrants to purchase 3,981 shares of Series X1 Preferred Stock for approximately $18.9 million concurrently with and contingent upon the offering (the “Exercise Commitments”), the Company has agreed to (i) reduce the exercise price of the Tranche 1 Warrants that are subject to the Exercise Commitments from $5.34 per share on a common stock equivalent basis to $4.75 per share on a common stock equivalent basis and (ii) extend the expiration date of the Tranche 1 Warrants that remain outstanding after exercise of the Exercise Commitments to the later of (x) August 21, 2022 or (y) the twenty-first (21st) day after the occurrence of the Company’s public disclosure of the topline results of its CTP-543 THRIVE-AA2 Phase 3 clinical trial, effective upon the consummation of the offering and confirmation that the holders have satisfied the Exercise Commitments. Following satisfaction of the Exercise Commitments, there will be Tranche 1 Warrants to purchase 4,144 shares of Series X1 Preferred Stock and warrants to purchase an aggregate of an additional 8,125 shares of Series X1 Preferred Stock at an initial exercise price (on a common stock equivalent basis) of $7.35 per share (the “Tranche 2 Warrants”) outstanding. In addition, following the offering and pursuant to the terms of the Tranche 1 Warrants and the Tranche 2 Warrants, respectively, the exercise price of the Tranche 1 Warrants will be adjusted to $5.05, the midpoint of the initial exercise price of $5.34 and the public offering price per share of $4.75 (rounded up to the nearest cent), and the exercise price of the Tranche 2 Warrants will be adjusted to $6.05, the midpoint of the initial exercise price of $7.35 and the public offering price per share of $4.75.

The form of the Warrant Amendment Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Warrant Amendment Agreement is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

Item 8.01.	Other Events.

The Company issued a press release on June 1, 2022, announcing the pricing of the underwritten public offering. The press release is attached as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 1, 2022, by and between the Company and Jefferies LLC and Truist Securities, Inc., as representatives of the several underwriters named therein

4.1	Form of Warrant Amendment Agreement

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press Release of the Company, dated June 1, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCERT PHARMACEUTICALS, INC.

Date: June 3, 2022	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie Chief Legal Officer